UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 19, 2017 (July 17, 2017)

(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Union Boulevard, #400, Lakewood, CO 80228
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (303) 384-1400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2017, James K. Zielke tendered his resignation as Chief Financial Officer of Good Times Restaurants Inc., a Nevada corporation (the “Company”).  Mr. Zielke’s resignation as Chief Financial Officer will take effect on July 31, 2017; however, Mr. Zielke will continue as an employee of the Company through August 31, 2017 to facilitate his successor’s transition into the role.

On July 18, 2017, the Company entered into an Employment Agreement (the “Employment Agreement”) with Ryan M. Zink appointing Mr. Zink as the Company’s new Chief Financial Officer effective as of August 1, 2017 (the “Effective Date”).  Prior to his appointment as Chief Financial Officer, Mr. Zink, 38, was the Corporate Finance Director and Reporting Leader, and previously Operations Controller for INVISTA a wholly-owned subsidiary of Koch Industries, Inc., positions he has held since March 2014.  From January 2000 to March 2014, he served in various capacities with F&H Acquisition Corp., parent of the Fox and Hound, and Champps restaurant brands, including Senior Vice President of Finance, and more recently as Chief Operating Officer for its Champps concept. Prior to his service with F&H, Ryan worked for KPMG, LLP.

Pursuant to the Employment Agreement, Mr. Zink will receive a minimum annual base salary of $200,000, which base salary may be increased, but not decreased, if the Company’s Board of Directors determines that such increase is appropriate based upon a performance review of Mr. Zink.  Mr. Zink will also be eligible for performance cash bonuses and equity awards during each year of his employment in amounts determined by the Company’s Chief Executive Officer and Board of Directors.  In addition, Mr. Zink will receive an annual discretionary allowance of $15,000 and other benefits generally provided to the Company’s other executive officers under the Company’s welfare benefit plans, practices, policies and programs.

(i)          If the Mr. Zink’s employment is terminated (A) without cause by the Company, (B) by Mr. Zink for Good Reason, (C) on account of a material breach of this Agreement by the Company, or (D) by the death or disability of Mr. Zink, Good Times shall pay the Mr. Zink (or his estate) in a lump-sum payment within five business days of Mr. Zink’s termination of employment an amount equal to the sum of (A) one half times Mr. Zink’s Base Compensation for the fiscal year of the termination, (B) one half the average of Mr. Zink’s annual Target Bonus compensation for the two fiscal years immediately prior to the fiscal year of the termination, (C) $7,500, and (D) a lump sum amount equal to what the monthly COBRA premium payable for the health insurance coverage of Mr. Zink is at the time of his termination multiplied by 6. If Mr. Zink’s employment is terminated with respect to a Change of Control, the Company shall pay Mr. Zink in a lump-sum payment within five business days of Mr. Zink’s termination of employment an amount equal to 2.99 times the average W-2 Base Compensation and Target Bonus compensation of Mr. Zink for the five fiscal years of Good Times prior to such termination. In either scenario, Mr. Zink shall also have the right to sell to the Company all or any portion of the outstanding shares of Company stock owned by Mr. Zink based on a formula tied to the market price of the Company’s stock.

Mr. Zink’s Employment Agreement provides for an initial term of one year from the Effective Date, and unless earlier terminated, the Employment Agreement will automatically extend for additional periods of one year to establish a new one year employment term.

The above description of Mr. Zink’s Employment Agreement is qualified in its entirety by the terms and conditions of Mr. Zink’s Employment Agreement filed at Exhibit 10.1 to this Form 8-K, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.  The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1	Employment Agreement, dated July 18, 2017, between Ryan M. Zink and Good Times Restaurants Inc.

99.1	Press Release, dated July 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD TIMES RESTAURANTS INC.

Date: July 19, 2017	By:	/s/ Boyd E. Hoback
Boyd E. Hoback
President and Chief Executive Officer

EXHIBIT INDEX

The following exhibits are furnished as part of this report:

Exhibit Number	Description

10.1	Employment Agreement, dated July 18, 2017, between Ryan M. Zink and Good Times Restaurants Inc.

99.1	Press Release, dated July 19, 2017